UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 12, 2007

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CHINA DIRECT, INC.

(Exact name of registrant as specified in its charter)

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Delaware	0-26415	13-3876100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 North Federal Highway, Suite 120, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code

Registrant’s telephone number, including area code (561) 989-9171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

Regulation FD Disclosure.

On February 12, 2007 Dr. James Wang, China Direct, Inc.’s CEO, and Mr. Marc Siegel, its President, presented at the RedChip Small-Cap Investor Conference in Phoenix, Arizona. Background, financial and strategic information about China Direct, Inc. is included in the power point presentation and is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in the PowerPoint presentation attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On February 12, 2007 China Direct, Inc. also issued a press release announcing its agreement to acquire a 60% interest in CDI Magnesium Company, Limited and a 51% interest in Jinan Wanda New Energy Company, Limited.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
99.1	China Direct, Inc. PowerPoint presentation for the RedChip Small-Cap Investor Conference on February 12, 2007.
99.2	Press release dated February 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 12, 2007

CHINA DIRECT, INC.

By:	/s/ DAVID STEIN
David Stein, Chief Operating Officer

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